Exhibit 23.1
November 7, 2007
Oilsands Quest Inc.
Suite 205, 707 — 7th Avenue S.W.
Calgary, Alberta
T2P 3H6

Attention:	Mr. Karim Hirji
Chief Financial Officer
CONSENT OF MCDANIEL & ASSOCIATES
We acknowledge that the results of our independent review and evaluation of Oilsands Quest’s Discovered Resources have been publically disclosed by Oilsands Quest Inc. (the “Company”) and reported in a current report on Form 8-K filed with the Securities and Exchange Commission on or about November 7, 2007. Such Form 8-K is incorporated by reference into certain previously filed registration statements filed by the Company and may be incorporated by reference into registration statements filed in the future. We hereby consent to the results of our independent review and evaluation of Oilsands Quest Discovered Resources being incorporated into each registration statement previously filed by the Company and its predecessors on Form S-3 and on Form S-8 filed with the Securities and Exchange Commission and each registration statement that may be filed hereafter.

Sincerely, McDaniel & Associates Consultants Ltd.
/s/ G.M. Heath
G.M. Heath, P.Eng.

November 7, 2007